[depository legend]

               Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


          NO._______________                            CUSIP NO.__________



                            [FACE OF EXCHANGE SENIOR NOTE]


                               TEXAS UTILITIES COMPANY

                    6.375% SERIES C EXCHANGE SENIOR NOTES DUE 2008

               TEXAS UTILITIES COMPANY, a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to or registered assigns, the principal sum of
                                                      --------------------
          Dollars on January 1, 2008, and to pay interest on said principal sum semi-annually on January 1 and July 1 of each year (each an Interest Payment Date) at the rate of 6.375% per annum until the principal hereof is paid or made available for payment. Interest
          on the Securities of this series will accrue from               ,
                                                            --------------
          to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th day of the calendar month next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

                    Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register.

                    Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        TEXAS UTILITIES COMPANY


                                        By:_______________________________

          ATTEST:


          ____________________________

                            CERTIFICATE OF AUTHENTICATION

          Dated:



                    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK, as Trustee


                                        By:_____________________________
                                                  Authorized Signatory

                           [REVERSE OF EXCHANGE SENIOR NOTE]


                    This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (for Unsecured Debt Securities Series C), dated as of January 1, 1998 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on January 13, 1998 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $200,000,000.

          REDEMPTION

                    The Securities of this series will not be redeemable prior to maturity.

                    The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

                    If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                    As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                    The Securities of this series are issuable only in registered form without coupons in denominations of $5,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

                    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                    Unless an Event of Default, or an event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, the obligations of the Company under the Securities of this series and the Indenture to the extent related to such series may be assigned by the Company to, and be assumed in whole, on a full recourse basis, by a wholly owned Subsidiary of the Company at any time; provided, however, that such assumption shall be subject to, and
          --------  -------
          permitted only upon the fulfillment and satisfaction of, the following terms and conditions: (a) an assumption agreement and a supplemental indenture to the Indenture evidencing such assumption shall be in substance and form reasonably satisfactory to the Trustee and shall, inter alia, include modifications and
                                    ----- ----
          amendments to the Indenture making the obligations under the
          Securities of this series and under the Indenture to the extent related to such series primary obligations of such Subsidiary, substituting such Subsidiary of the Company for the Company in the form of the Securities of this series and in provisions of the Indenture to the extent related to such series and releasing and discharging the Company from its obligations under the Securities of this series and the Indenture to the extent related to such series; and (b) the Trustee shall have received (i) an executed counterpart of such assumption agreement and supplemental indenture; (ii) evidence satisfactory to the Trustee and the Company that all necessary authorizations, consents, orders, approvals, waivers, filings and declarations of or with, Federal, state, county, municipal, regional or other governmental authorities, agencies or boards (collectively, "Governmental Actions") relating to such assumption have been duly obtained and are in full force and effect, (iii) evidence satisfactory to the Trustee that any security interest intended to be created by the Indenture is not in any material way adversely affected or impaired by any of the agreements or transactions relating to such assumption and (iv) an Opinion of Counsel for such Subsidiary, reasonably satisfactory in substance, scope and form to the Trustee and the Company, to the effect that (A) the supplemental indenture evidencing such assumption has been duly authorized, executed and delivered by such Subsidiary, (B) the execution and delivery by such Subsidiary of such supplemental indenture and the consummation of the transactions contemplated thereby do not contravene any provision of law or any governmental rule applicable to such Subsidiary or any provision of such Subsidiary's charter documents or by-laws and do not contravene any provision of, or constitute a default under, or result in the creation or imposition of any lien upon any of such Subsidiary's properties or assets under any indenture, mortgage, contract or other agreement to which such Subsidiary is a party or by which such Subsidiary or any of its properties may be bound or affected, (C) all necessary Governmental Actions relating to such assumption have been duly obtained and are in full force and effect and (D) such agreement and supplemental indenture constitute the legal, valid and binding obligations of such Subsidiary, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the rights of creditors generally.

                    At the time of such assumption the Company will unconditionally guarantee payment of the Securities of this series and will execute a guarantee in form and substance satisfactory to the Trustee. Pursuant to the guarantee, the Company will fully and unconditionally guarantee the payment of the obligations of such assuming Subsidiary under the Securities of this series and under the Indenture, including, without limitation, payment, as and when due, of the principal of, premium, if any, and interest on, the Securities of this series. Other than the obligation to make such payments, the Company shall be released and discharged from all other obligations under the Indenture.

                    All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  FOR VALUE RECEIVED, the undersigned sells, assigns
                                  and transfers unto

          PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE
          ______________________________________

          ______________________________________

             Name and address of assignee must be printed or typewritten.



          the within Security of the Company and does hereby irrevocable constitute and appoint to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.







          Dated: